Exhibit 77Q1(a)(1) - Amended and Restated By-Laws of Registrant, dated November 16, 2005 filed via EDGAR with Post Effective Amendment No. 84 (File No. 002-16590) on October 27, 2006 and incorporated herein by reference.


Exhibit 77Q1(a)(2) - Amendment No. 1 to the Amended and Restated By-Laws of Registrant dated August 23, 2006 filed via EDGAR with Post Effective Amendment No. 84 (File No. 002-16590) on October 27, 2006 and incorporated herein by reference.


Exhibit 77Q1(e) - First Amendment to Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Sasco Capital, Inc. dated September 1, 2006 filed via EDGAR with Post Effective Amendment No. 84 (File No. 002-16590) on October 27, 2006 and incorporated herein by reference.